EXHIBIT  B
----------

                            ASSET PURCHASE AGREEMENT


                                     between


                            Kanakaris Wireless, Inc.
                              a Nevada corporation;

                                       and



                               Venture Media, Inc.
                              a Nevada corporation.


                           Dated as of _______________


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

                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is entered into and to be effective as of September __, 2003 (the "Effective Date") between KANAKARIS WIRELESS, INC., a Nevada corporation ("KWI"), and VENTURE MEDIA, INC. a Nevada corporation ("VMCI").

                                    RECITALS

WHEREAS, KWI owns certain assets relating to its business and KWI wishes to sell one of its assets, specifically the asset known as LAIN International, a wholly owned subsidiary of KWI (the "Asset"),

WHEREAS, Pursuant to the terms and conditions of this Agreement, KWI wishes sell to VMCI the Asset, and VMCI desires to purchase from KWI the Asset,

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth herein, VMCI and KWI agree that:

                                    AGREEMENT

1.SALE  OF  ASSET;  RELATED  TRANSACTIONS.
------------------------------------------

1.1  PURCHASE  AND  SALE.  Subject to the terms and conditions contained herein,
 -----------------------
VMCI agrees to buy and KWI agrees to sell to VMCI the Asset described herein as LAIN International, a wholly owned subsidiary of KWI (collectively, "LAIN") including LAIN contracts, rights, and properties, more specifically described in Exhibit A to this Agreement.
----------

1.2  ASSIGNMENT  OF CONTRACTS. To the best of each parties' knowledge, there are
-----------------------------
no contracts directly related to the Asset (collectively, the "Contracts"). However, KWI agrees to assign all of its rights in LAIN Contracts, if any, to VMCI.

KWI shall give all such assistance to VMCI as VMCI reasonably requests to enable it to enjoy the benefit of such Contracts. If consents to the transfer or assignment of such Contracts from third parties are required and such consents have not already been obtained, KWI will use its best efforts to obtain such consents prior to the Closing Date.

1.3  COMPLETE  TRANSFER.  KWI  expressly agrees that the sale of the Asset under
-----------------------
this Agreement constitutes a complete transfer of all of its rights, title and interest with respect to the Asset and that KWI reserves no rights in and/or to the Asset.


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

1.3.1 LIABILITIES  NOT  ASSUMED.   VMCI shall not, and shall not be required to,
-------------------------------
assume or be obligated to pay, discharge or perform, any debts, liabilities, adverse claims or obligations of any kind or nature whatsoever of KWI or LAIN, whether in connection with the Asset or otherwise and whether arising before or after the consummation of the transactions contemplated herein, or bear any cost or charge with respect thereto, except as described herein.

2.  PAYMENT.
------------

2.1  PURCHASE PRICE. VMCI shall deliver to KWI Forty Million (40,000,000) shares
-------------------
of VMCI restricted common stock, so that upon the Closing of the transactions contemplated herein, VMCI shall retain Ten Percent (10%) of its outstanding common stock and KWI shall receive Ninety Percent (90%) of VMCI outstanding common stock.

2.2  TAXES.  KWI shall be responsible for any and all sales or other transaction
----------
taxes, duties and other similar charges payable in connection with the sale of the Asset or the transactions and payments contemplated hereby.

3.  CLOSING.
-----------

(a) VMCI shall deliver to KWI a stock certificate representing Forty Million (40,000,000) shares registered in the name of Kanakaris Wireless, Inc., and

(b) KWI shall deliver the following to VMCI: (i) a bill of sale relating to the Asset in a form reasonably acceptable to VMCI; and (ii) if applicable, a duly executed assignment of the Contracts in a form reasonably acceptable to VMCI.

4.  REPRESENTATIONS  AND  WARRANTIES  OF  KWI.
----------------------------------------------

KWI  represents  and  warrants  to  VMCI  as  set  forth  in  this  Section  4.

4.1  ORGANIZATION AND STANDING. KWI is a corporation organized, validly existing
------------------------------
and  in  good  standing  under  the  laws  of  the  State  of  Nevada.

4.2  POWER AND AUTHORIZATION. KWI has all requisite legal power and authority to
----------------------------
enter into and perform this Agreement in accordance with its terms. The execution and delivery of this Agreement and the transactions contemplated


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

hereby have been validly and duly authorized by all necessary corporate action on the part of KWI and no further authorization or approval, whether from directors or shareholders of KWI, or governmental bodies or otherwise, is necessary to enable KWI to enter into and perform the same; and this Agreement, when executed and delivered, shall constitute the legal and binding obligation of KWI, enforceable against KWI in accordance with its terms.

4.3  TITLE  TO  ASSET.
---------------------

4.3.1  GOOD  TITLE. KWI has good and marketable title in and to all of the Asset
------------------
and such are not subject to any mortgage, pledge, lien, lease, claim, encumbrance, charge, security interest, royalty obligations or other interest or claim of any kind or nature whatsoever. There are no material agreements or arrangements between KWI and any third party which are reasonably likely to have a material effect upon VMCI's title to and other rights respecting the Asset.

4.3.2  PROTECTION  OF  OWNERSHIP  INTEREST.  KWI  has  taken  and  will take all
------------------------------------------
reasonable security measures to protect the secrecy, confidentiality and value of the Asset transferred in accordance with this Agreement. KWI has not taken any action or, to its knowledge, failed to take an action that directly or indirectly caused the proprietary value of the Asset to enter the public domain or in any way affected its value or VMCI's absolute and unconditional ownership thereof.

4.3.3  NO LIMITATIONS ON ASSET. With respect to the transfer of rights in and to
------------------------------
the Asset under this Agreement, except as to the Contracts assigned to VMCI under Section 1.2, VMCI shall be subject to no limitations, obligations or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the Asset, whether in the form transferred to VMCI or after modification.

4.3.5  NO  VIOLATION  OF  THIRD  PARTY  RIGHTS.  The  use  of  the Asset and any
----------------------------------------------
associated intellectual property rights in the Asset in the conduct of KWI's business have not and do not infringe or conflict with the rights of others under any intellectual property rights in any jurisdiction in the world.

4.3.6  NO INDEMNITY OBLIGATIONS. KWI has not agreed to indemnify any third party
-------------------------------
for  or  against  any  infringement  of  any  intellectual  property  rights.


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

4.4  CONFLICTING  AGREEMENTS.  Neither the execution nor delivery by KWI of this
----------------------------
Agreement nor compliance by KWI with the terms and provisions hereof will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the bylaws or articles of incorporation of KWI, any award of any arbitrator or any other agreement, any regulation, law, judgment, order or the like to which KWI is subject or any Contract, or (b) result in the creation of any lien upon all or any of the Asset. KWI is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the transfer of the Asset.

4.5  CAPITALIZATION.  As of August 15, 2003, KWI is the sole shareholder of LAIN
-------------------
shares. LAIN is authorized to 1,000 shares of common stock. There are currently 1,000 shares of common stock outstanding.

4.6  LITIGATION.  No  action,  suit,  proceeding  or investigation is pending or
---------------
threatened against KWI: (a) which questions the validity of this Agreement or the Assignment of Convertible Debenture or the right of KWI to enter into this Agreement or the Assignment of Convertible Debenture or seeks to prevent any of the transactions contemplated under this Agreement or the Assignment of Convertible Debenture, (b) which is reasonably likely to have a material adverse effect on the Asset, (c) which challenges the ownership or use, in any respect, of the Asset, or (d) which challenges the rights of KWI under or the validity of any of the Intellectual Property Rights. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator or other similar ruling outstanding against KWI relating to the Asset or this transaction. No action, suit, proceeding or investigation is pending or threatened by KWI against any third party relating to the Asset.

4.7  GOVERNMENTAL  AUTHORIZATIONS  AND  REGULATIONS.  KWI  is  not  in
---------------------------------------------------
violation of any laws, material governmental orders, rules or regulations, whether federal, state or local, to which KWI or the Asset are subject except for any such violations which are not reasonably likely to have a material adverse effect on VMCI.

4.8  TAXES.  There  are no tax liens against the Asset and there is no basis for
----------
any  such  lien.

4.9  BROKERAGE.  There are no claims for brokerage commissions, finders' fees or
--------------
similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of KWI.


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

4.10 FULL DISCLOSURE. This Agreement, and the Exhibits hereto, the Assignment of
--------------------
Convertible Debenture, and all other documents delivered by KWI to VMCI or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact nor, to KWI's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.  REPRESENTATIONS  AND  WARRANTIES  OF  VMCI.
-----------------------------------------------

VMCI  represents  and  warrants  to  KWI  as  follows:

5.1  ORGANIZATION  AND  STANDING.  VMCI is a corporation duly organized, validly
--------------------------------
existing  and  in  good  standing  under  the  law  of  Nevada.

5.2  POWER;  AUTHORIZATION.  VMCI has all requisite legal power and authority to
--------------------------
enter into and perform this Agreement in accordance with its terms. The execution and delivery of this Agreement and the transactions contemplated hereby have been validly and duly authorized by all necessary corporate action on the part of VMCI and no further authorization or approval, whether from directors or shareholders of VMCI or governmental bodies or otherwise, is necessary to enable VMCI to enter into and perform the same; and this Agreement, when executed and delivered, shall constitute the legal and binding obligation of VMCI, enforceable against VMCI in accordance with its terms.

5.3  CAPITALIZATION.  As  of  August  15,  2003,  VMCI  authorized capital stock
-------------------
consists of (a) 500,000,000 shares of Common Stock, without par value, of which [NO. OF SHARES] shares are issued and outstanding and (b) [NO. OF SHARES] shares of Preferred Stock, without par value.

5.4 SHARES VALIDLY ISSUED. When issued in compliance with the provisions of this
-------------------------
Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

5.5  CONFLICTING  AGREEMENTS. Neither the execution nor delivery by VMCI of this
----------------------------
Agreement nor compliance by VMCI with the terms and provisions hereof will conflict with, or result in a breach of (a) the terms, conditions or provisions


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

of, or constitute a default under, or result in any violation of, the bylaws or articles of incorporation of VMCI or any agreement to which VMCI is a party, which would prevent any of the transactions contemplated under this Agreement or the Assignment of Convertible Debenture, or (b) any regulation, law, judgment, order or the like to which VMCI is subject, the default or violation of which would prevent any of the transactions contemplated under this Agreement or the Assignment of Convertible Debenture.

5.6  LITIGATION.  No  action,  suit,  proceeding  or investigation is pending or
---------------
threatened against VMCI which questions the validity of this Agreement or the Assignment of Convertible Debenture or the right of VMCI to enter into this Agreement or the Assignment of Convertible Debenture or seeks to prevent any of the transactions contemplated under this Agreement or the Assignment of Convertible Debenture.

5.7  BROKERAGE.  There are no claims for brokerage commissions, finders' fees or
--------------
similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of VMCI.

5.8  FULL DISCLOSURE. This Agreement, and the Exhibits hereto, the Assignment of
--------------------
Convertible Debenture, and all other documents delivered by KWI to VMCI or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact nor, to KWI's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

6.  CLOSING  CONDITIONS.
------------------------

The parties hereto agree that neither party shall be liable to the other for any amount for a failure of the Closing to occur as a result of a closing condition.

6.1  KWI's  CLOSING CONDITIONS.  KWI's obligations to sell the Asset to VMCI are
------------------------------
subject to the fulfillment on or prior to the Closing Date of all of the following conditions by VMCI.

6.1.1  MATERIAL  ADVERSE  CHANGE.  KWI shall be satisfied in its sole discretion
--------------------------------
that the representations and warranties made by VMCI in Section 5 above are true and correct as of the Closing Date.


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

6.1.2  CONSENTS,  APPROVALS  AND  WAIVERS.  VMCI shall have obtained any and all
-----------------------------------------
approvals, consents and waivers and made all filings necessary or appropriate to effect the contemplated transactions under this Agreement.

6.1.3  COVENANTS.  All  covenants,  agreements  and conditions contained in this
----------------
Agreement to be performed by VMCI on or prior to the Closing Date shall have been performed or complied with in all respects.

6.1.4  PROCEEDINGS  AND  DOCUMENTS.  All  corporate  and  other  proceedings  in
----------------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to KWI and its counsel, and KWI and its counsel shall have received all such counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

6.1.5  ASSIGNMENT  OF  CONVERTIBLE  DEBENTURE.  The  Assignment  of  Convertible
---------------------------------------------
Debenture  shall  have  been  executed  and  delivered  by  the parties thereto.

6.2  CLOSING  CONDITIONS  OF VMCI.  VMCI's obligations to purchase the Asset are
---------------------------------
subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth below:

6.2.1  MATERIAL  ADVERSE  CHANGE. VMCI shall be satisfied in its sole discretion
--------------------------------
(a) that the representations and warranties made by KWI in Section 4 above are true and correct as of the Closing Date.

6.2.2  CONSENTS,  APPROVALS  AND  WAIVERS.  KWI shall have obtained, in a manner
-----------------------------------------
satisfactory to VMCI and its counsel, any and all approvals, consents, permits and waivers and made all filings necessary or appropriate for the sale and transfer of the Asset under this Agreement.

6.2.3  COVENANTS.  All  covenants,  agreements  and conditions contained in this
----------------
Agreement to be performed by KWI on or prior to the Closing Date shall have been performed or complied with in all respects.

6.2.4  PROCEEDINGS  AND  DOCUMENTS.  All  corporate  and  other  proceedings  in
----------------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to VMCI and its counsel, and VMCI and its counsel shall have received all


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

such counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

6.2.5  ASSIGNMENT  OF  CONVERTIBLE  DEBENTURE.  The  Assignment  of  Convertible
---------------------------------------------
Debenture  shall  have  been  executed  and  delivered  by  the parties thereto.

7.  INDEMNIFICATION.
-------------------

7.1 KWI INDEMNITY. KWI and its successors (collectively, the "Sellers") agree to
-----------------
indemnify VMCI, its affiliates, its subsidiaries, or its successors (collectively the "Purchasers") and hold them harmless from and against any and all liabilities, losses, damages, costs or expenses (including without limitation reasonable legal and expert witnesses' fees and expenses) incurred by the Purchasers, directly or indirectly, to the extent that such liabilities, losses, damages, costs or expenses ("Damages") are occasioned by, caused by or arise out of:

7.1.1 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Sellers in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement; or

7.1.2 Any debts, claims, liabilities, or obligations of the Sellers not expressly assumed by Purchaser pursuant to this Agreement; or

7.1.3 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Sellers in the Assignment of Convertible Debenture, or any certificate, exhibit, instrument or other document delivered pursuant to the Assignment of Convertible Debenture.

7.2  VMCI  INDEMNITY.  Purchasers  agrees  to  indemnify  Sellers  and hold them
--------------------
harmless from and against any and all liabilities, losses, damages, costs or expenses (including without limitation reasonable legal and expert witnesses' fees and expenses) incurred by the Sellers to the extent that such Damages are occasioned by, caused by or arise out of:

7.2.1 any breach of any of the representations or warranties or failure to perform any of the covenants made by Purchasers in this Agreement, or any certificate, exhibit, instrument or other document delivered pursuant to this Agreement; or

7.2.2 Any breach of any of the representations or warranties or failure to perform any of the covenants made by the Purchasers in the Assignment of


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

Convertible Debenture, or any certificate, exhibit, instrument or other document delivered pursuant to the Assignment of Convertible Debenture.

7.3  INDEMNIFICATION  CLAIMS.  If either party hereto (the "Claimant") wishes to
----------------------------
assert an indemnification claim against the other party hereto, the Claimant shall deliver to the other party a written notice setting forth:

a) the specific representation and warranty alleged to have been breached by such other party;

b) a detailed description of the facts and circumstances giving rise to the alleged breach of such representation and warranty; and

c) a detailed description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the Claimant as a direct result of such alleged breach.

7.4  DEFENSE  OF  THIRD  PARTY ACTIONS. If either party hereto (the "Indemnified
--------------------------------------
Party") receives notice or otherwise obtains knowledge of the commencement or threat of any claim, demand, dispute, action, suit, examination, audit, proceeding, investigation, inquiry or other similar matter that may give rise to an indemnification claim against the other party hereto (the "Indemnifying Party"), then the Indemnitee shall promptly deliver to the Indemnified Party a written notice describing such complaint or the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim or the opportunity to defend or participate in the defense of said claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20 day period, then such Indemnified Party may employ counsel, reasonably acceptable to the Indemnifying Party, to represent or defend it in


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

any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use all commercially reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action, the defense of which they are maintaining, and to cooperate in good faith with each other with respect to the defense of any such action. No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not settle any claim or assertion, unless the Indemnified Party consents in writing to such settlement, which consent shall not be unreasonably withheld.

7.5 EXPIRATION OF REPRESENTATIONS AND WARRANTIES. All of the representations and
------------------------------------------------
warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect on the first anniversary of the Closing Date, and all liability of KWI and VMCI with respect to such representations and warranties shall thereupon be extinguished; provided, however, that if, prior to such first anniversary, Claimant delivers a written notice to the other party hereto, then the specific indemnification claim set forth in such notice shall survive such first anniversary (and shall not be extinguished thereby) until the settlement of such specific claim.

7.6  THRESHOLD. Neither the Sellers nor the Purchasers shall be required to make
--------------
any indemnification payment pursuant to Section 7.1 or 7.2, respectively, until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by an Indemnified Party, or to which an Indemnified Party has or otherwise becomes subject to, exceeds $50,000 in the aggregate. At such time as the total amount of such Damages exceeds $50,000 in the aggregate, the Indemnified Party shall be entitled to be indemnified against


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

the full amount of such Damages (and not merely the portion of such Damages exceeding $50,000).

8.  POST-CLOSING  COVENANTS.
---------------------------

8.1  VMCI  AUDIT.  VMCI  will  cause  an  audit of its 2000, 2001 and 2002 to be
----------------
completed  at  KWI's  expense  within  60  days  of  the  Closing  Date.

8.2  BOARD  SEATS.  Within  five  (5)  days  of  the  Closing Date, the board of
-----------------
directors of VMCI shall resign and KWI shall identify those persons who shall serve upon the VMCI board of directors.

8.3  NO  REVERSE  STOCK  SPLITS.  VMCI  herein  agrees  that  for  a  period  of
-------------------------------
twenty-four (24) months after the Closing Date, it shall not effect a reverse stock split of its common stock.

8.4  504  OFFERING.  VMCI shall use its best efforts to undertake a 504 Offering
------------------
and attempt to raise up to $1,000,000. The proceeds from the offering shall be used for general corporate purposes of VMCI.

8.5  VMCI TO BECOME FULLY REPORTING.  VMCI shall use its best efforts to satisfy
-----------------------------------
the requirement of the Securities Exchange Commission enabling it to become fully reporting within One Hundred and Eighty (180) days after the Closing Date.

8.6  NAME  CHANGE.  VMCI  agrees to change its corporate name from Venture Media
-----------------
Inc. to "Latin America Independent Network Holding Corporation" and shall apply for a ticker symbol more closely related to the new name.

8.9  CONSULTING AGREEMENT.  VMCI shall retain the services of Alex Kanakaris and
-------------------------
enter into a consulting agreement with Mr. Kanakaris within thirty (30) days following the Closing Date.

8.10  VMCI  TO RETAIN COUNSEL.  VMCI shall retain the law offices of Marc R. Tow
-----------------------------
and Associates to advise and provide counsel in all corporate and securities matters.

9.  TERMINATION.
---------------

9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time before
---------------------------
the  Closing  Date:

a)   By  mutual  written  consent  of  KWI  and  VMCI;

b) By KWI or VMCI if the Closing shall not have been consummated on or before the Closing Date; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Closing Date;

c) By KWI or VMCI if a court of competent jurisdiction or govern mental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

d) By KWI, if VMCI shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by VMCI shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof; and,

e) By VMCI, if KWI shall have breached, or failed to comply with any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to affect materially and adversely the benefits to be received by the VMCI hereunder.

9.2  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to Section
--------------------------
9.1, the agreements contained herein shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

10.  MISCELLANEOUS.
------------------

10.1  GOVERNING  LAW.  This  Agreement  shall  be  governed  by and construed in
--------------------
accordance with the substantive laws of the State of Nevada applicable to contracts between Nevada residents entered into and to be performed entirely within the State of Nevada. Any action or proceeding brought by either party against the other arising out of or related to this Agreement shall be brought exclusively in a state or federal court in Nevada.

10.2  WAIVERS;  CUMULATIVE  REMEDIES. Any waiver, consent or the like must be in
------------------------------------
writing. Any waiver by either party of any breach of this Agreement by the other party shall not constitute a waiver of any other or subsequent breach of this Agreement. All remedies, either under this Agreement or by law or otherwise, afforded to the parties hereunder shall be cumulative and not alternative.

10.3  NOTICES.  All  notices  and  other  communications  required  or permitted
-------------
hereunder shall be in writing and shall be effective upon receipt by facsimile with a confirming copy sent by first-class mail, postage prepaid, or five (5) days after deposit in the U.S. postal system by certified or registered mail, return receipt requested, postage prepaid to the addresses first set forth below such other address as a party may designate for itself by providing notice hereunder:

10.4  ARBITRATION.  Any dispute, claim or controversy arising out of or relating
-----------------
to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in Nevada, before a sole arbitrator, in accordance with the laws of the State of Nevada for agreements made in and to be performed in this State. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction.

10.4.1  Allocation  of  Fees  and  Costs.  The  arbitrator  shall, in the Award,
----------------------------------------
allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party, against the party who did not prevail.

10.5 EXPENSES. Each party shall bear its own expenses and legal fees incurred on
-------------
its behalf with respect to this Agreement and the transaction contemplated hereby.

10.6 SEVERABILITY. In case any provision of this Agreement is held to be invalid
-----------------
or unenforceable, such provision shall be deemed amended to the extent required to make it valid and enforceable and such amended provision and the remaining provisions of this Agreement will remain in full force and effect.

10.7 TITLE AND HEADINGS. The titles and headings contained in this Agreement are
-----------------------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8 SUCCESSOR AND ASSIGNS. The provisions hereof shall inure to the benefit of,
--------------------------
and  be  binding  upon,  the  successors  and  assigns  of  the  parties hereto.

10.9  RIGHTS  OF  THIRD PARTIES. Nothing contained in this Agreement, express or
-------------------------------
implied, shall be deemed to confer any rights or remedies upon, or obligate any of the parties hereto, to any person or entity.

10.10  PUBLICITY.  The  terms of this Agreement shall be considered confidential
----------------
information of KWI and VMCI. Both parties agree that the specific provisions hereof shall not be revealed or disclosed by it without the prior written consent of the other except to the extent such disclosure is required by applicable law or regulation.

10.11  ENTIRE  AGREEMENT; AMENDMENT. This Agreement, the Exhibits hereto and the
-----------------------------------
other documents delivered pursuant hereto constitute the full, exclusive, complete and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes and revokes all other previous discussions, understanding and agreements, whether oral or written, between the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the affected party.


The parties to this Agreement have caused this Agreement to be executed and delivered as of [DATE].


Kanakaris  Wireless,  Inc.                     Venture  Media,  Inc.
--------------------------                     ---------------------

By:                                            By:
---------------------------------              ---------------------------------

Name:  Alex  Kanakaris                         Name:  Albert  R.  Reda
---------------------------------              ---------------------------------
Title:  Chief  Executive  Officer              Title:  President
        and  President

Exhibit  A
----------
Schedules and Exhibits to the Asset Purchase Agreement have not been filed because the Company believes they do not contain information material to an investment decision that is not otherwise disclosed in the Asset Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon its request.